EXECUTION

AMENDMENT

TO

SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment and Joinder (“Amendment”) dated as of March 31, 2025 (“Effective Date”) is by and among Virtus Fund Services, LLC (“Company”), Virtus Alternative Solutions Trust, Virtus Asset Trust, Virtus Equity Trust, Virtus Opportunities Trust, Virtus Retirement Trust, Virtus Variable Insurance Trust, Virtus Investment Trust, Virtus Strategy Trust, The Merger Fund®, The Merger Fund® VL, Virtus Event Opportunities Trust, AlphaSimplex Global Alternatives Cayman Fund Ltd., AlphaSimplex Managed Futures Strategy Cayman Fund Ltd., Virtus Managed Account Completion Shares (MACS) Trust, and Virtus Global Credit Opportunities Fund (each, a “Fund” and together, the “Funds”) and The Bank of New York Mellon (“BNY”).

BACKGROUND:

A.

Company, the Funds and BNY are parties to a Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended (the “Agreement”), relating to BNY’s provision of certain sub-administration and accounting services to the Funds’ investment portfolios listed on Exhibit B to the Agreement (each, a “Portfolio”). Joinder Agreements and Amendments to the Sub-Administration and Accounting Services Agreement were entered into among certain parties on February 24, 2014, December 10, 2015, July 27, 2016, April , 2017, September 21, 2017, December 1, 2018, March 8, 2019, May 22, 2019, September 1, 2019, November 18, 2019, August 27, 2020, November 16, 2020, December 1, 2020, May 19, 2021, July 30, 2021, February 12, 2022, April 8, 2022, September 15, 2022, May 19, 2023, May 15, 2024, December 1, 2024, and December 6, 2024 for the purpose of amending the Agreement and/or adding or removing certain Funds and/or Portfolios.

B.	The Company, each Fund and BNY desire that each Fund be a party to the Agreement and receive the sub-administration and accounting services set forth in the Agreement.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.

By executing this Agreement, Company, each Fund and BNY agree to become a party to, and be bound by, and to comply with the terms of the Agreement in the same manner as if each of the undersigned were an original signatory to the Agreement. For the avoidance of doubt, each Fund shall be considered to have a separate agreement with Company and BNY and hereby appoints BNY to provide administration and accounting services in accordance with the terms set forth in the Agreement. BNY accepts such appointment and agrees to furnish such services.

2.	Exhibit B to the Agreement is hereby deleted and replaced in its entirety with the Exhibit B attached hereto.

3.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)

The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature,” which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[Signature page follows]

TN WTTNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

THE BANK OF NEW YORK MELLON
By:	/s/ Allison M. Gardner
Name:	Allison M. Gardner
Title:	Senior Vice President
March 5, 2025

VIRTUS FUND SERVICES, LLC

By:	/s/ W. Patrick Bradley

Name:	W. Patrick Bradley

Title:	EVP

THE MERGER FUND®
THE MERGER FUND® VL
VIRTUS ALTERNATIVE SOLUTIONS TRUST
VIRTUS ASSET TRUST
VIRTUS EQUITY TRUST
VIRTUS EVENT OPPORTUNITIES TRUST
VIRTUS GLOBAL CREDIT OPPORTUNITIES FUND
VIRTUS INVESTMENT TRUST
VIRTUS MANAGED ACCOUNT COMPLETION SHARES (MACS) TRUST
VIRTUS OPPORTUNITIES TRUST
VIRTUS RETIREMENT TRUST
VIRTUS STRATEGY TRUST
VIRTUS VARIABLE INSURANCE TRUST
ALPHASIMPLEX GLOBAL ALTERNATIVES CAYMAN FUND LTD.
ALPHASIMPLEX MANAGED FUTURES STRATEGY CAYMAN FUND LTD.

By:	/s/ Richard W. Smirl
Name:	Richard W. Smirl
Title:	EVP

EXHTBTT B

THIS EXHIBIT B, dated as of March 31, 2025, is Exhibit B to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Fund Services, LLC, each of the Funds and the Portfolios listed below and The Bank of New York Mellon.

PORTFOLTOS

The Virtus Alternative Solutions Trust:

Virtus AlphaSimplex Global Alternatives Fund

Virtus AlphaSimplex Managed Futures Strategy Fund

Virtus Duff & Phelps Select MLP and Energy Fund

Virtus KAR Long/Short Equity Fund

ALPHASTMPLEX MANGED FUTURES STRATEGY CAYMAN FUND

ALPHSTMPLEX GLOBAL ALTERNATTVES CAYMAN FUND LTD.

Virtus Asset Trust:

Virtus Ceredex Large-Cap Value Equity Fund

Virtus Ceredex Mid-Cap Value Equity Fund

Virtus Ceredex Small-Cap Value Equity Fund

Virtus Seix Core Bond Fund

Virtus Seix Floating Rate High Income Fund

Virtus Seix High Grade Municipal Bond Fund

Virtus Seix High Yield Fund

Virtus Seix Investment Grade Tax-Exempt Bond Fund

Virtus Seix Total Return Bond Fund

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund

Virtus SGA International Growth Fund

Virtus Silvant Large-Cap Growth Stock Fund

Virtus Zevenbergen Innovative Growth Stock Fund

Virtus Equity Trust:

Virtus KAR Capital Growth Fund*

Virtus KAR Equity Income Fund*

Virtus KAR Global Quality Dividend Fund*

Virtus KAR Mid-Cap Core Fund*

Virtus KAR Mid-Cap Growth Fund*

Virtus KAR Small-Cap Core Fund*

Virtus KAR Small-Cap Growth Fund*

Virtus KAR Small-Cap Value Fund*

Virtus KAR Small-Mid Cap Core Fund

Virtus KAR Small-Mid Cap Growth Fund

Virtus KAR Small-Mid Cap Value Fund

Virtus SGA Global Growth Fund

Virtus Tactical Allocation Fund*

Virtus Global Credit Opportunities Fund

Virtus Tnvestment Trust:

Virtus Emerging Markets Opportunities Fund

Virtus Income & Growth Fund

Virtus KAR Global Small-Cap Fund

Virtus KAR Health Sciences Fund

Virtus NFJ Dividend Value Fund

Virtus NFJ International Value Fund

Virtus NFJ Large-Cap Value Fund

Virtus NFJ Mid-Cap Value Fund

Virtus NFJ Small-Cap Value Fund

Virtus Silvant Focused Growth Fund

Virtus Silvant Mid-Cap Growth Fund

Virtus Small-Cap Fund

Virtus Managed Account Completion Shares (MACS) Trust:

Virtus Newfleet ABS MACS

Virtus Newfleet CMBS MACS

Virtus Newfleet Floating Rate MACS

Virtus Newfleet High Yield MACS

Virtus Newfleet RMBS MACS

Virtus Seix High Yield MACS

Virtus Stone Harbor EMD MACS

Virtus Stone Harbor EMD Sovereign MACS

Virtus Opportunities Trust:

Virtus Duff & Phelps Global Infrastructure Fund*

Virtus Duff & Phelps Global Real Estate Securities Fund*

Virtus Duff & Phelps Real Asset Fund

Virtus Duff & Phelps Real Estate Securities Fund*

Virtus KAR Developing Markets Fund

Virtus KAR Emerging Markets Small-Cap Fund*

Virtus KAR International Small-Mid Cap Fund

Virtus Newfleet Core Plus Bond Fund*

Virtus Newfleet High Yield Fund*

Virtus Newfleet Low Duration Core Plus Bond Fund*

Virtus Newfleet Multi-Sector Intermediate Bond Fund*

Virtus Newfleet Multi-Sector Short Term Bond Fund*

Virtus Newfleet Senior Floating Rate Fund*

Virtus Seix Tax-Exempt Bond Fund*

Virtus SGA Emerging Markets Equity Fund

Virtus Stone Harbor Emerging Markets Bond Fund

Virtus Stone Harbor Emerging Markets Debt Income Fund

Virtus Strategy Trust:

Virtus Convertible Fund

Virtus Duff & Phelps Water Fund

Virtus Global Allocation Fund

Virtus International Small-Cap Fund

Virtus Newfleet Short Duration High Income Fund

Virtus NFJ Emerging Markets Value Fund

Virtus Variable Tnsurance Trust:

Virtus Duff & Phelps Real Estate

Securities Series

Virtus KAR Capital Growth Series

Virtus KAR Equity Income Series

Virtus KAR Small-Cap Growth Series

Virtus KAR Small-Cap Value Series

Virtus Newfleet Multi-Sector Intermediate Bond Series*

Virtus SGA International Growth Series

Virtus Tactical Allocation Series*

The Merger Fund®

The Merger Fund® VL

Virtus Event Opportunities Trust:

Virtus Westchester Credit Event Fund

Virtus Westchester Event-Driven Fund

Virtus Retirement Trust:

None

* For those Portfolios denoted with an asterisk, BNY performed the regulatory administration services described in Section 14(b) of the Agreement through April 15, 2014. Thereafter, BNY ceased performing regulatory administration services under the Agreement.